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                                                                  EXHIBIT 10.30


                        DEVELOPMENT AND SUPPLY AGREEMENT


between

SCM Microsystems GmbH
Luitpoldstra e 6
D-85276 Pfaffenhofen
- hereinafter "SCM"

and

TELENOR Conax
Fred, Olsensgt 6
N - 0152 OSLO
- hereinafter "TELENOR"

1.0     PROGRAM DESCRIPTION

A. SCM will use reasonable endeavours to design, manufacture, test and supply to TELENOR verification devices ("PROTOTYPES") to meet the functional and parametric specification that has been mutually agreed upon in writing by the parties ("SPECIFICATION").

B. Upon mutual written approval of the SPECIFICATION, SCM will implement the design and fabricate and ship PROTOTYPES to TELENOR in accordance with the agreed upon delivery schedule.

C. The deliverables, schedule, and charges are set forth in Appendix I hereto:

2.0     PROTOTYPE ACCEPTANCE AND DISCLAIMER OF WARRANTIES AND REMEDIES

        TELENOR shall perform acceptance testing within thirty (30) days after receipt of PROTOTYPES to determine whether PROTOTYPES conform to the SPECIFICATION. If within the acceptance period, TELENOR demonstrates that the PROTOTYPES fail to meet the SPECIFICATION, SCM shall use reasonable endeavours to correct the defect if technically feasible at SCM's expense and to supply new PROTOTYPES within a reasonable period after written notification of the defect and confirmation by SCM. If SCM is unable to correct the defect, SCM shall refund all moneys paid to SCM by TELENOR hereunder.

        Notwithstanding any assistance SCM may provide in the definition of the SPECIFICATION; SCM does not warrant adequacy of such specification with respect to TELENOR's intended use and SCM shall not be responsible for circuit performance in the TELENOR application.


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        The foregoing states the entire warranty. All other claims for warranty or performance are excluded. This shall not apply to claims arising from the lack of an assured characteristic, or because SCM concealed the defect in bad faith.

        No assured characteristics shall be deemed to be created by this Agreement. Any assured characteristics may only be created by written confirmation of the parties.


3.0     PAYMENT SCHEDULE AND TERMS AND TERMINATION

        SCM will invoice Telenor in accordance with the following schedule:

        PROJECT PHASES

        Phase 1: Functional Specification and Feasibility Study:       [ * ]

        - Overall hardware design definition - Software architecture   [ * ]
          definition - Detailed production cost estimates

          Phase 2: Detailed Specifications:                         U$ [ * ]
                                                                       [ * ]

        - Processor Silicon specifications
        - Electrical Design
        - Mechanic specifications
        - Software specifications
        - Emulation environment for software development

          Phase 3: [ * ] software on evaluation board:              U$ [ * ]

                                                                       [ * ]
        - [ * ]
        - [ * ]
        - Software development
        - Evaluation board







        Phase 4: Prototype and production release                   U$ [ * ]
                                                                       [ * ]
        - Working prototype module
        - Release for production





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        Payment terms: Net 30 days from the date of SCM's invoice

        Telenor may terminate after the completion of each phase of the four phases as defined above. At each phase [ * ] will be billed [ * ].

        In case the contract is terminated before phase two is completed, SCM has the repurchase rights of 50 % of 34985 shares as outlined in the side letter from Telenor from 30. April 1997 (Rune Rinnan).


4.0     DELAY

        If SCM does not comply with the schedule set forth in Appendix 1, TELENOR shall be entitled to set SCM a reasonable period after the expire of which without the required performance from SCM, TELENOR shall be entitled to terminate this Agreement by written notification to SCM.

        In this case all development charges previously paid by Telenor shall be refunded if SCM was responsible for the delay. All other claims are excluded.


5.0     OTHER DAMAGE CLAIMS

        Other damage claims of TELENOR against SCM (in particular because of breach of advisory obligations or secondary contractual duties, breach of contract, tortuous acts and culpa in contrahendo) are excluded. This does not apply if damages are caused by an intentional act or the gross negligence of an agent or employee of SCM. SCM shall not be liable, however, where such damages are due to an intentional act or gross negligence of an agent or employee of SCM who is not an executive or legal representative of SCM, unless such damages are caused by infringement of a major contractual obligation.

        The claims specified above are subject to a limitation period of 6 (six) months except for claims for tortuous acts.






6.0     PROPERTY RIGHTS

A. TELENOR agrees that incorporation by SCM of one or more SCM Standard Modules in any integrated circuit design under this Agreement shall not derogate in any way from SCM's rights in such Module(s) nor, subject to the



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        following provisions of this Section, shall it limit the freedom of SCM to use such Module(s) for the benefit of itself or of other parties. Any new modules developed by SCM pursuant to this Agreement shall be deemed to be SCM Standard Modules unless otherwise agreed in writing by the parties. Title and all rights in any [ * ] and associated design rights in [ * ], including the right to register such [ * ] under all applicable statutes, and in the [ * ] arising out of performance under this Agreement shall be owned exclusively by SCM.

B. SCM will assign a unique part number to device manufactured by SCM for TELENOR hereunder and will not accept any purchase order from any other customer for the supply of such device ordered by the unique part number unless previously agreed in writing with TELENOR. In case of such deliveries to other customers, SCM agrees to pay TELENOR [ * ] as compensation for TELENOR's R&D contribution to a maximum [ * ]


7.0     INVENTIONS

        Each party represents that it has agreements with its employees (which term shall include agents, consultants and subcontractors) such that ownership of intellectual property rights in and to any invention made by its employees vests in the employer.

        With respect to any invention made in the course of performance of this agreement the following rules shall apply:

A. The intellectual property rights in and to any invention made solely by one or more employees of either party shall be the sole property of that party and no license thereunder shall be granted to the other party except by separate written agreement. In case of a registered invention, each party informs the other party about their invention.

B. The intellectual property rights in and to any invention made jointly by one or more employees of SCM with one or more employees of TELENOR shall be jointly owned by SCM and TELENOR with each party having unrestricted right to licensee third parties thereunder without accounting to the other.

        The parties agree that the configuration of the device developed pursuant to this Agreement shall not be deemed to be an invention by either party.



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8.0     PRODUCTION

A. TELENOR's purchases of production devices will be initiated by written purchase orders and SCM's agreement to sell will be by written order acknowledgement. Unless and until the parties execute a separate written production agreement, the only terms and conditions of sale for production devices shall be those set forth in SCM's Standard Terms and Conditions of Sale in effect at the time of order acknowledgement.

B. TELENOR will be permitted to cancel any undelivered production devices subject to the following agreed upon cancellation charges: [ * ]

C. Notwithstanding the fact that wafer fabrication and assembly may be initiated at any given site, SCM reserves the right to support wafer fabrication and assembly from any of SCM's internally qualified wafer fabrication and assembly sites.


9.0     GENERAL

        A. TELENOR agrees that it will not knowingly (1) export or reexport, directly or indirectly, any technical data or devices (subject to the Export Administration Regulations of the US and other applicable jurisdictions) received from SCM under this Agreement, (2) disclose such technical data for use in, or (3) export or reexport, directly or indirectly, any direct product of such technical data to any destination to which such export or reexport is restricted or prohibited by US or non-US law, without obtaining prior authorization from US Department of Commerce and other competent government authorities to the extent required by those laws.

     SCM will comply with those regulations and will apply to obtain the necessary licenses for shipping the products to Telenor.

B. The existence, validity, and construction of this Agreement and performance hereunder shall be governed by the laws of Germany and the Munich courts to whose jurisdiction the parties hereby submit, shall have exclusive jurisdiction to hear all disputes.



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C.      Consent by either party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

D. If any provision, or part of any provision of this Agreement, or the Appendices hereto, is invalidated by operation of law or otherwise, the provision or part will to that extent be deemed omitted and the remainder of this Agreement, or applicable Appendix will remain in full force and effect. Should the case arise, the parties agree that such invalidated provision or part thereof shall be replaced by a similar but legally valid provision which is as close as possible in commercial effect to the invalidated provision or part thereof.

E. No information transmitted by either party to the other shall be considered proprietary unless labelled accordingly and subject to a separate written confidentiality agreement defining the rights and obligations of the parties with respect thereto.

F. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other party.

G. THIS AGREEMENT AND ITS APPENDIX ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND ANY APPENDIX. NO ADDITION TO OR MODIFICATION OF THIS AGREEMENT SHALL BE BINDING UPON EITHER PARTY UNLESS REDUCED IN WRITING AND DULY EXECUTED BY THE PARTIES TO THIS AGREEMENT.

H. The provisions of Section 6 to 9 shall survive the termination or cancellation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

SCM MICROSYSTEMS GMBH                         TELENOR

By:  /s/ BERND MEIER                          By:  /s/ OYSTEIN CARSEN
   -----------------------                       -----------------------

Name:   Bernd Meier                           Name:  Oystein Carsen
     ---------------------                         ---------------------


Title:  COO                                   Title: Managing Director
     ---------------------                          --------------------


Date:   05/15/97                              Date:  05/15/97
     ---------------------                         ---------------------







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                                   APPENDIX 1

1.0  PRELIMINARY PRODUCT DESCRIPTION

        See annex     [ * ] MODULE TELENOR PROJECT"

        After the first phase (see 5.0) the product description might be readjusted upon agreement of both parties.


2.0  STANDARD DEVELOPMENT PACKAGE

        See annex [ * ] MODULE TELENOR PROJECT" After the first phase
     (see 5.0), the "standard development package" might be readjusted upon agreement of both parties.


3.0  DEVELOPMENT CHARGES

        See paragraph 3 in contract.


4.0  PAYMENT SCHEDULE

     See paragraph 3 of contract.


5.0  PRELIMINARY DEVELOPMENT SCHEDULE


        STAGE                          RESP.                  ESTIMATED
        COMPLETION DATE                Day/Month/Year

                                  [ * ]

Further details as outlined in the project plan attached to the [ * ] module Telenor project plan. After first phase the completion dates can be readjusted upon agreement of both parties.


7.0     PRODUCTION DEVICE PRICING
        for device integrated into DVB-CAM (similar to current CAM) As production device pricing cannot be defined now the parties agree to work together to achieve a price target of US [ * ] to US [ * ]. There can be no guarantee that these prices can be achieved.

        Following PROTOTYPE approval by TELENOR, SCM's estimated lead-time for production devices is approx. [ * ] after receipt of TELENOR's order.



*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
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